Exhibit 99.1

Montage Technology Reports Fourth Quarter and Fiscal 2013 Financial Results

Fourth Quarter Revenue Increases 17.9% Sequentially and 49.5% Year-Over-Year to $35.4 Million; Gross Margin was 62.4% and Operating Margin 25.1%

SHANGHAI, China – February 20, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced financial results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Highlights:

•	Attained record revenue of $35.4 million, an increase of 17.9 percent sequentially and 49.5 percent year-over-year;

•	Reported 62.4 percent gross margin and 25.1 percent operating margin;

•	Achieved GAAP net income per diluted share of $0.31, and non-GAAP net income per diluted share of $0.37;

•	Increased set-top box (STB) product revenue by 11.0 percent and memory interface product revenue by 85.8 percent over the third quarter; and

•	Generated cash from operations of $12.6 million.

Full Year 2013 Highlights:

•	Increased revenue by 41.7 percent to $110.9 million from $78.2 million in 2012;

•	Reported 63.2 percent gross margin and 24.4 percent operating margin;

•	Achieved GAAP net income per diluted share of $1.06, compared to $0.66 per share in 2012;

•	Non-GAAP net income per diluted share of $1.26, compared to $0.72 per share in 2012;

•	Grew set-top box product revenue by 34.0 percent and memory interface product revenue by 165.1 percent;

•	Generated cash from operations of $35.7 million; and

•	Completed the company’s IPO on October 1, 2013, with net proceeds of $46.9 million.

Fourth Quarter 2013 Results

Commenting on the results, Stephen Tai, Montage Technology’s president stated, “Fourth quarter revenue exceeded our original expectations, growing 17.9% sequentially and 49.5% year-over-year, and was further highlighted by solid gross and operating margin performance. Our results were driven by an 11% sequential increase in our set-top box products, combined with an 86% increase in memory interface revenue with the ramping of our LRDIMM products.

“In the STB market, we continued to gain market share in the emerging markets in which we compete with our integrated satellite solutions for standard definition (SD), while also ramping our high definition (HD) decoder product that we launched in early 2013. Additionally, we recently taped-out integrated SoC solutions for the HD satellite and HD terrestrial markets, in order to fully capitalize on the transition from SD to HD in the emerging markets. These new products allow us to significantly expand our target addressable market.”

Howard Yang, Montage Technology’s chairman and chief executive officer, further added, “Complementing the growth of our set-top box products, memory interface revenue increased 86% sequentially, driven by increased demand for our LRDIMM products following the launch of Intel’s Ivy Bridge platform in September. Servers running on Ivy Bridge can utilize multiple CPUs and more advanced memory configurations, which can require as many as 48 LRDIMM modules per server. As a primary supplier to many of the leading global server OEMs, we see significant growth opportunities in 2014 and believe we are well positioned to gain market share with the increased adoption of the Ivy Bridge platform.”

Total revenue for the fourth quarter 2013 was $35.4 million, an increase of 17.9 percent compared to $30.1 million in the third quarter, and an increase of 49.5 percent compared to $23.7 million in the fourth quarter 2012. Total revenue consisted of $30.2 million from set-top box products, or 85.3 percent of revenue, and $5.2 million from memory interface products, representing 14.7 percent of revenue.

Gross profit for the fourth quarter 2013 was $22.1 million, or 62.4 percent of revenue, compared to $19.1 million, or 63.7 percent of revenue in the prior quarter, and $13.3 million, or 56.3 percent in the fourth quarter 2012. Operating expenses for the fourth quarter 2013 were $13.3 million, compared to $10.5 million in the prior quarter and $9.4 million in the fourth quarter 2012.

Income from operations was $8.9 million, or 25.1 percent of revenue, compared to $8.6 million, or 28.8 percent of revenue in the prior quarter, and $3.9 million, or 16.5 percent of revenue in the fourth quarter 2012.

Fourth quarter 2013 GAAP net income was $8.9 million, or $0.31 per diluted share, compared to third quarter 2013 net income of $8.0 million, or $0.31 per diluted share, and fourth quarter 2012 net income of $3.7 million, or $0.12 per diluted share. The effective tax rate for the fourth quarter 2013 was 3 percent, compared to an effective tax rate of 8 percent in the preceding quarter.

Non-GAAP net income for the fourth quarter 2013 was $10.4 million, or $0.37 per diluted share, which excluded pre-tax stock-based compensation expenses of approximately $1.2 million and $0.3 million of amortization of acquired assets related to an assembled workforce in Taiwan. This compares to non-GAAP net income of $9.5 million, or $0.38 per diluted share, in the third quarter 2013 and $4.3 million, or $0.15 per diluted share, in the fourth quarter 2012.

Cash, cash equivalents and short-term investments totaled approximately $107.7 million as of December 31, 2013, compared to approximately $47.6 million as of September 30, 2013. In its initial public offering on October 1, 2013, Montage Technology raised $46.9 million in net proceeds, after deducting underwriting discounts and offering expenses, receipt of which occurred in the fourth quarter. The Company generated $12.6 million in cash flow from operations.

In addition, Montage provided the following update regarding allegations made in short seller reports under the banner of Gravity Research. As Montage has previously stated, it believes these allegations are misleading and contain numerous errors of fact. As an additional measure, Montage’s Audit Committee has appointed the global law firm Jones Day to conduct an independent review of the allegations and related matters. The Company believes the results of this independent review will further demonstrate that the allegations by Gravity Research lack merit.

Business Outlook

For the first quarter of 2014, the Company expects revenue to be in the range of $29.0 million to $32.0 million and gross margin to be in the range of 60 percent to 62 percent.

Conference Call

Montage Technology will host a conference call on Thursday, February 20, 2014 at 8:00 a.m. Eastern Time (9:00 p.m. in Shanghai, China) to discuss its fourth quarter and full year 2013 financial results. This call may include forward looking statements and other material information regarding Montage Technology’s financial and operating results. Investors and analysts may join the conference call by dialing 1-855-500-8701 and providing the confirmation code 29883342. International callers may join the teleconference by dialing 1-845-675-0438, and callers in China may join by dialing 4001200654, entering the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available for seven days. The replay number is 1-855-452-5696 with a pass code of 29883342. International callers should dial 1-646-254-3697 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Montage’s website at http://www.montage-tech.com. To listen to the live call, please go to the Investors section of Montage’s website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Montage’s website for approximately 90 days.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging market environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the company’s website at www.montage-tech.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, including our revenue estimates for the first quarter of 2014, and planned responses to any allegations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to sustain recent revenue growth rates; our ability to address the evolving nature of the market for semiconductor solutions; our ability to develop and maintain relationships with industry and technology leaders, including the largest OEMs; our ability to manage our future growth; and Montage’s ability to continue to gain market share with its existing products as well as newly released products in both the set-top box and memory interface markets. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our final prospectus filed with the SEC on January 31, 2014, which is available on our Investor Relations website at www.montage-tech.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2013. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events except if required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com

MONTAGE TECHNOLOGY GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue	$35,448	$23,707	$110,896	$78,245
Cost of revenue	13,311	10,362	40,807	31,736

Gross profit	22,137	13,345	70,089	46,509

Operating expenses
Research and development	8,529	5,264	27,625	17,568
Sales, general and administrative	4,721	4,178	15,402	9,792

Total operating expenses	13,250	9,442	43,027	27,360

Income from operations	8,887	3,903	27,062	19,149
Interest income/Other income (expense), net	292	32	639	360

Income before income tax expenses	9,179	3,935	27,701	19,509
Provision for income tax	288	248	1,997	1,228

Net income	$8,891	$3,687	$25,704	$18,281

Net income per share
Basic	$0.34	$0.14	$1.19	$0.72

Diluted	$0.31	$0.12	$1.06	$0.66

Weighted - average shares used in computing net income per share (000):
Basic	26,149	4,368	10,046	4,319

Diluted	28,017	6,582	24,319	6,367

MONTAGE TECHNOLOGY GROUP, LTD.

RECONCILIATION OF GAAP NET INCOME/(LOSS)

TO NON-GAAP NET INCOME

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GAAP net income	$8,891	$3,687	$25,704	$18,281
Share-based compensation expense:
Cost of revenues	33	4	95	19
Research and development	544	150	1,668	497
Sales, general and administrative	638	153	1,914	473

Total share-based compensation expense	1,215	307	3,677	989

Amortization of assembled workforce	317	316	1,267	422
Non-GAAP net income	$10,423	$4,310	$30,648	$19,692

GAAP basic earnings per share	$0.34	$0.14	$1.19	$0.72
Effect of non-GAAP adjustments on basic earnings per share	$0.06	$0.03	$0.49	$0.07

Non-GAAP basic earnings per share	$0.40	$0.17	$1.68	$0.79

GAAP diluted earnings per share	$0.31	$0.12	$1.06	$0.66
Effect of non-GAAP adjustments on diluted earnings per share	$0.06	$0.03	$0.20	$0.06

Non-GAAP diluted earnings per share	$0.37	$0.15	$1.26	$0.72

Weighted - average shares used in computing net income per share (000):
Basic	26,149	4,368	10,046	4,319

Diluted	28,017	6,582	24,319	6,367

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of share-based compensation expense and amortization of acquired intangible assets of assembled workforce in Taiwan.

Management believes it is useful to provide these non-GAAP financial measures and a reconciliation to comparable GAAP financial measures as we believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Montage, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Montage facilitate a more direct comparison of its performance with the financial projections published by the analysts. The items reconciling GAAP financial measures to non-GAAP financial measures and additional comments and the usefulness of each item are set forth below:

(1)	Share-based compensation is excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by different methodologies and subjective assumptions used in the valuation of equity awards across different companies.

(2)	Amortization of acquired research and development workforce is excluded from internal analysis of Montage’s operations and management does not view this non-cash expense as reflective of the business’ current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by such item.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

MONTAGE TECHNOLOGY GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar in thousands)

	December 31, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$82,774	$21,580
Short-term investments	24,901	6,472
Accounts receivable, net	12,053	7,903
Inventories	13,404	11,116
Prepaid expenses and other current assets	2,631	2,000
Deferred tax assets	620	338

Total current assets	136,383	49,409

Property and equipment, net	2,330	2,284
Acquired intangible assets, net	715	1,496
Deferred offering costs	—	283
Deferred tax assets	405	330

Total assets	$139,833	$53,802

Liabilities, convertible preferred shares and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$8,116	$3,719
Short-term loans	—	1,591
Accrued liabilities	13,202	9,108
Deferred margin, net	1,818	1,200
Income tax payable	1,523	261
Deferred tax liabilities	—	34

Total current liabilities	24,659	15,913

Long-term liabilities	4,622	4,295

Total liabilities	$29,281	$20,208

Redeemable convertible preferred shares	—	54,377

Shareholders’ equity (deficit):
Ordinary shares	327	55
Additional paid-in capital	105,798	1,010
Accumulated comprehensive income	2,382	1,811
Statutory reserves	745	740
Accumulated earnings/(deficit)	1,300	(24,399)

Total shareholders’ equity (deficit)	110,552	(20,783)

Total liabilities, convertible preferred shares and shareholders’ equity (deficit)	$139,833	$53,802